Exhibit 10.10

AMENDMENT NO. 1 TO SERVICES AGREEMENT

The Services Agreement dated as of December 1, 2008 (the “Agreement”), by and between Hawaiian Telcom Communications, Inc., a Delaware corporation, on behalf of itself and its subsidiaries (collectively, the “Debtors”), Zolfo Cooper Management, LLC (“ZC”), a New Jersey limited liability corporation, and Kevin Nystrom (“Nystrom”), is hereby amended by this Amendment No. 1 to Services Agreement (“Amendment “) dated January 14, 2010 but effective as of January 1, 2010.

Recitals:

WHEREAS, the Agreement engaged ZC and Nystrom to provide to the Debtors the services of, among others, Nystrom to serve as the Chief Operating Officer of the Debtors; and

WHEREAS, the parties desire to enter into this Amendment in order to reduce the compensation payable by the Debtors under the Agreement, as set forth below;

NOW, THEREFORE, the parties hereby agree to amend the Agreement effective as of Janaury 1, 2010  as follows:

1.             Section 4 (“Compensation”) of the Agreement is hereby amended by adding the following language to the end of Section 4(a):

“, provided, however, commencing on January 1, 2010 and continuing through the remaining term of the Agreement, the monthly fee of $225,000 shall be reduced to a monthly fee of $90,000”.

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IN WITNESS WHEREOF, this Amendment No. 1 has been executed by the parties as of the date first written above.

HAWAIIAN TELCOM COMMUNICATIONS, INC.

By:	/s/ Eric K. Yeaman
Title: President & CEO

ZOLFO COOPER MANAGEMENT, LLC

By:	/s/ Elizabeth S. Kardos
Title: General Counsel and
Managing Director

KEVIN NYSTROM

By:	/s/ Kevin Nystrom
Title: Managing Director